Exhibit 99.1

PRESS RELEASE

April 17, 2007

CONTACT:	ECB Bancorp, Inc.
Gary M. Adams/Chief Financial Officer
(252) 925-5525
(252) 925-3131 facsimile
Gary.Adams@ecbbancorp.com

FOR IMMEDIATE RELEASE

ECB HOLDS ANNUAL MEETING – REPORTS 2007

FIRST QUARTER FINANCIAL RESULTS

ENGELHARD, NC – April 17, 2007 – At ECB Bancorp Inc.’s (NASDAQ: ECBE) (“ECB” or the “Company”) 2007 Annual Meeting held on April 17, 2007, the shareholders reelected three existing directors-Arthur H. Keeney III of Engelhard, Joseph T. Lamb, Jr. of Nags Head and Michael D. Weeks of Washington – for new three-year terms. Weeks was first elected in April 2005 to replace Ray M. Spencer, Swan Quarter, NC who retired from the Board at the 2005 Annual Meeting after 31 years of dedicated service to the organization.

Arthur H. Keeney III, ECB’s President and Chief Executive Officer presided over the meeting, which included a video presentation updating the shareholders on significant events during 2006. The video highlighted the Company’s 2006 financial results, and discussed its continued service expansion into both new and existing markets. The Company currently has two branches under construction in the growing communities of Greenville and Winterville (both in Pitt County). It is also constructing a facility in Ocean Isle Beach (Brunswick County) which is part of the rapidly expanding greater Wilmington area in southeast North Carolina. Mr. Keeney then addressed the group about his year as Chairman of the North Carolina Bankers Association (NCBA) and his reflections about the new form of relationship between CEOs and independent directors in a world trying to improve its governance processes under a Sarbanes-Oxley regulatory environment. Mr. Keeney also shared some thoughts about the North Carolina economy as seen by Dr. Harry Davis, NCBA Economist and Professor of Banking at Appalachian State University.

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2006 FIRST QUARTER HIGHLIGHTS

•	Net income for the 2007 first quarter was $952,000 or $0.33 per diluted share compared to net income of $1,098,000 or $0.51 for the first quarter of 2006.

•	Net interest income for the 2007 first quarter rose 1.8% to $4,953,000 from $4,867,000 a year ago.

•	Consolidated assets increased 5.9% to $616,282,000 at March 31, 2007 from $581,771,000 at March 31, 2006.

•	Loans increased 5.9% to $418,308,000 at March 31, 2007 from $394,986,000 at March 31, 2006.

•	Deposits increased 4.2% to $502,980,000 at March 31, 2007 from $482,487,000 at March 31, 2006.

•	Non-interest income increased 9.6% to $1,441,000 from $1,315,000 a year ago.

•	Increased cash dividend by 2.9% to $0.70 per share on an annualized basis.

The Company successfully sold an additional 867,500 shares of common equity in late March 2006 for $26.5 million to support ECB’s various strategic initiatives for expansion and growth over the next several years. The full impact of those shares on the Company’s earnings per share (basic and diluted) is reflected in the 2007 first quarter results.

Arthur H. Keeney III, President and CEO stated: “Loan demand in all markets was a little flatter than we usually see at this time of year reflecting the caution with which the economy is currently moving. The result of this lower than usual loan volume when coupled with the continued high cost of deposits, was only an incremental (1.8%) increase in the Company’s net interest income in the first quarter of 2007 compared to first quarter of 2006. However, we continue to believe that our credit portfolio quality statistics remain above our peer averages as we will not sacrifice credit quality simply for the sake of growth.”

Mr. Keeney continued: “Our first quarter was also impacted by increased expenses as we become a Sarbanes-Oxley Section 404 accelerated filer for the year ended December 31, 2006. Additionally, we took advantage of the opportunity to hire some talented bankers as we look forward to opening two new branches in the Greenville and Winterville, North Carolina (Pitt County) markets and in Ocean Isle Beach, North Carolina (Brunswick County) either late in the second quarter or early in the third quarter of 2007. When opened, revenue from those new locations will then begin to match up with the costs already undertaken. I can also report that the fee income from our insurance and investment products in the first quarter of 2007 exceeded our expectations.”

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About ECB Bancorp, Inc.

ECB Bancorp, Inc. is a bank holding company, headquartered in Engelhard, North Carolina, whose wholly-owned subsidiary, The East Carolina Bank, is a state-chartered, independent community bank insured by the FDIC. The Bank provides a full range of financial services through its 20 offices covering eastern NC from Currituck to Wilmington and Greenville to Hatteras. ECB also provides mortgages, insurance services through the Bank’s licensed agents, and investment and brokerage services offered through a third-party broker-dealer. The Company’s common stock is listed on The Nasdaq Global Market under the symbol “ECBE”. More information can be obtained by visiting ECB's web site at www.ecbbancorp.com.

"Safe Harbor Statement" Under the Private Securities Litigation Reform Act of 1995

Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, expectations or beliefs about future events or results, and other statements that are not descriptions of historical facts, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company's Annual Report on Form 10-K and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as "may", "will", "should", "could", "expects", "plans", "intends", "anticipates", "believes", "estimates", "predicts", "forecasts", "potential" or "continue," or similar terms or the negative of these terms, or other statements concerning opinions or judgments of the Company's management about future events.

Factors that could influence the accuracy of such forward-looking statements include, but are not limited to, the financial success or changing strategies of the Company's customers, actions of government regulators, the level of market interest rates, weather and similar conditions, particularly the effect of hurricanes on the Company's banking and operations facilities and on the Company's customers and the communities in which it does business, changes in general economic conditions and the real estate values in our banking market (particularly changes that affect our loan portfolio), the abilities of our borrowers to repay their loans, and the values of loan collateral. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. All forward-looking statements attributable to the Company are expressly qualified in their entirety by the cautionary statements in this paragraph. The Company has no obligations, and does not intend, to update these forward-looking statements.

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See 3 pages of financial information attached

ECB BANCORP, INC. AND SUBSIDIARY

Consolidated Balance Sheets

March 31, 2007, December 31, 2006 and March 31, 2006

(Dollars in thousands, except per share data)

	March 31, 2007 (unaudited)	December 31, 2006*	March 31, 2006 (unaudited)
Assets
Non-interest bearing deposits and cash	$17,047	$15,591	$20,224
Interest bearing deposits	883	891	985
Overnight investments	9,825	23,575	24,550

Total cash and cash equivalents	27,755	40,057	45,759

Investment securities
Available-for-sale, at market value (cost of $131,078, $128,005 and $107,059 at March 31, 2007, December 31, 2006 and March 31, 2006, respectively)	129,424	125,860	104,241

Loans	418,308	417,943	394,986
Allowance for loan losses	(4,863)	(4,725)	(4,852)

Loans, net	413,445	413,218	390,134

Real estate & repossessions in settlement of loans, net	266	240	—
Federal Home Loan Bank common stock, at cost	1,257	1,229	1,814
Bank premises and equipment, net	24,249	23,042	19,509
Accrued interest receivable	4,107	4,619	3,531
Bank owned life insurance	7,813	7,741	7,501
Other assets	7,966	8,064	9,282

Total	$616,282	$624,070	$581,771

Liabilities and Shareholders' Equity
Deposits
Demand, noninterest bearing	$93,452	$96,890	$92,482
Demand, interest bearing	91,180	94,569	96,458
Savings	19,226	19,809	22,632
Time	299,122	300,981	270,915

Total deposits	502,980	512,249	482,487

Accrued interest payable	2,694	2,363	1,820
Short-term borrowings	41,588	31,105	16,238
Long-term obligations	—	10,310	18,310
Other liabilities	5,199	5,250	3,630

Total liabilities	552,461	561,277	522,485

Shareholders' equity
Common stock, par value $3.50 per share; authorized 10,000,000 shares; issued and outstanding 2,921,992 at March 31, 2007 and 2,902,242 at December 31, 2006 and 2,902,542 at March 31, 2006	10,188	10,119	10,116
Capital surplus	26,897	26,680	26,574
Retained earnings	27,773	27,333	24,329
Accumulated other comprehensive loss	(1,037)	(1,339)	(1,733)

Total shareholders' equity	63,821	62,793	59,286

Total	$616,282	$624,070	$581,771

*	Derived from audited consolidated financial statements.

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ECB BANCORP, INC. AND SUBSIDIARY

Consolidated Income Statements

For the three months ended March 31, 2007 and 2006

(Dollars in thousands, except per share data)

	Three months ended March 31,
	2007	2006
	(unaudited)	(unaudited)
Interest income:
Interest and fees on loans	$8,110	$7,060
Interest on investment securities:
Interest exempt from federal income taxes	302	266
Taxable interest income	1,109	798
FHLB stock dividends	18	50
Other interest	277	123

Total interest income	9,816	8,297

Interest expense:
Deposits:
Demand accounts	401	243
Savings	24	28
Time	3,758	2,633
Short-term borrowings	680	112
Long-term obligations	—	414

Total interest expense	4,863	3,430

Net interest income	4,953	4,867
Provision for loan losses	150	200

Net interest income after provision for loan losses	4,803	4,667

Noninterest income:
Service charges on deposit accounts	770	793
Other service charges and fees	326	216
Mortgage origination brokerage fees	248	214
Income from bank owned life insurance	72	65
Other operating income	25	27

Total noninterest income	1,441	1,315

Noninterest expenses:
Salaries	1,980	1,771
Retirement and other employee benefits	670	662
Occupancy	432	395
Equipment	499	418
Professional fees	306	49
Supplies	54	83
Telephone	132	107
Other operating expenses	888	917

Total noninterest expenses	4,961	4,402

Income before income taxes	1,283	1,580
Income taxes	331	482

Net Income	$952	$1,098

Net income per share – basic	$0.33	$0.51

Net income per share—diluted	$0.33	$0.51

Weighted average shares outstanding—basic	2,894,067	2,133,275

Weighted average shares outstanding—diluted	2,911,899	2,150,583

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ECB Bancorp, Inc.

Supplemental Quarterly Financial Data (Unaudited)

(Dollars in thousands, except per share data)

	3/31/07	12/31/06	9/30/2006	6/30/2006	3/31/06
Income Statement Data:
Interest income	$9,816	$9,993	$9,367	$8,929	$8,297
Interest expense	4,863	4,830	3,962	3,667	3,430

Net interest income	4,953	5,163	5,405	5,262	4,867
Provision for loan losses	150	(99)	50	200	200
Net after provision expense	4,803	5,262	5,355	5,062	4,667
Noninterest income	1,441	1,566	1,753	1,549	1,315
Noninterest expense	4,961	5,038	4,591	4,506	4,402
Income before income taxes	1,283	1,790	2,517	2,105	1,580
Income taxes	331	416	822	690	482

Net income	$952	$1,374	$1,695	$1,415	$1,098

Per Share Data and Shares Outstanding:
Net income – basic	$0.33	$0.48	$0.59	$0.49	$0.51
Net income – diluted	0.33	0.47	0.58	0.49	0.51
Cash dividends	0.175	0.170	0.170	0.170	0.170
Book value at period end	21.84	21.64	21.28	20.45	20.43
Dividend payout ratio	53.03%	35.42%	28.81%	34.69%	33.33%
Weighted-average number of common shares outstanding:
Basic	2,894,067	2,886,459	2,886,440	2,885,988	2,133,275
Diluted	2,911,899	2,910,743	2,910,721	2,910,804	2,150,583
Shares outstanding at period end	2,921,992	2,902,242	2,902,242	2,902,242	2,902,542

Balance Sheet data:
Total assets	$616,282	$624,070	$599,534	$579,137	$581,771
Loans – gross	418,308	417,943	422,975	413,432	394,986
Allowance for loan losses	4,863	4,725	4,858	4,999	4,852
Investment securities	129,424	125,860	114,449	104,672	104,241
Interest earning assets	559,697	569,498	547,431	520,851	526,576
Premises and equipment, net	24,249	23,042	21,181	21,452	19,509
Total deposits	502,980	512,249	474,232	478,254	482,487
Short-term borrowings	41,588	31,105	46,184	17,052	16,238
Long-term obligations	—	10,310	10,310	18,310	18,310
Shareholders' equity	63,821	62,793	61,773	59,340	59,286

Selected Performance Ratios: (annualized)
Return on average assets	0.62%	0.89%	1.16%	0.99%	0.79%
Return on average shareholders' equity	6.00%	8.83%	11.16%	9.54%	11.51%
Net interest margin	3.71%	3.77%	4.21%	4.19%	4.06%
Efficiency ratio	74.85%	72.81%	62.64%	64.41%	69.30%

Asset Quality Ratios:
Nonperforming loans to period-end loans	0.04%	0.04%	0.04%	0.12%	0.02%
Allowance for loan losses to period-end loans	1.16%	1.13%	1.15%	1.21%	1.23%
Allowance for loan losses to nonperforming loans	2,930%	2,568%	2,570%	1,013%	7,960%
Net charge-offs to average loans (annualized)	0.01%	0.03%	(0.05)%	0.05%	0.00%

Capital Ratios:
Equity-to-assets ratio	10.36%	10.06%	10.30%	10.25%	10.19%
Leverage Capital ratio	10.53%	12.05%	12.66%	12.54%	12.69%
Tier 1 Capital ratio	13.03%	15.08%	14.94%	15.12%	15.46%
Total Capital ratio	14.01%	16.04%	15.94%	16.17%	16.51%

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